FIFTH AMENDMENT TO THE

CUSTODY AGREEMENT

This Fifth Amendment, effective as of April 15, 2024 (the “Effective Date”), to the Custody Agreement dated May 6, 2019, as amended (the “Agreement”) is entered into by and between NORTH SQUARE INVESTMENTS TRUST, a Delaware statutory trust (the “Trust”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (the “Custodian”).

WHEREAS, the Trust and Custodian are parties to the Agreement;

WHEREAS, the Trust and Custodian desire to amend the Agreement to add the Sphere 500 Climate Fund;

WHEREAS, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.	Exhibit B of the Agreement is hereby superseded and replaced in its entirety with Exhibit B attached hereto.

2.	Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Effective Date.

U.S. BANK NATIONAL ASSOCIATION	NORTH SQUARE INVESTMENTS TRUST

By: /s/ Gregory Farley	By: /s/ Karen Jacoppo-Wood
Name: Gregory Farley	Name: Karen Jacoppo-Wood
Title: Sr. Vice President	Title: Secretary
Date: March 27, 2024	Date: March 22, 2024

EXHIBIT B

Fund Names

North Square Advisory Research Small Cap Value Fund

North Square Dynamic Small Cap Fund

North Square Multi Strategy Fund

North Square Spectrum Alpha Fund

North Square Preferred and Income Securities Fund

North Square Strategic Income Fund

North Square Altrinsic International Equity Fund

North Square McKee Bond Fund

North Square Tactical Growth Fund

North Square Tactical Defensive Fund

North Square Trilogy Alternative Return Fund

Sphere 500 Climate Fund